UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2017

Xtant Medical Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane
Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On January 23, 2017, Xtant Medical Holdings, Inc. (the “Company”) issued a press release announcing the resignation of Daniel Goldberger as Chief Executive Officer and a director of the Company and the appointment of Carl O’Connell as Interim Chief Executive Officer of the Company. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

In connection with his departure, the Company entered into a Separation Agreement and General Release (the “Agreement”) on January 21, 2017, with Mr. Goldberger. The Agreement provides that, among other things, Mr. Goldberger will provide transitional consulting services to the Company for a period of up to three (3) months from the date of the Agreement at the request of the Company’s board. If the Agreement is not revoked by Mr. Goldberger, he will receive an additional $130,000 in compensation payable in equal monthly installments of $43,333.33 each beginning April 21, 2017 and ending June 21, 2017. Such payments shall be reduced by any required withholdings. Further, if the Company determines that Mr. Goldberger earned a bonus for 2016, such bonus will be paid in accordance with the applicable Company policies. Finally, the Agreement contains customary provisions in an agreement of this type, including a release of the Company by Mr. Goldberger. A copy of the Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

(c)    Effective January 21, 2017, the board of directors (the “Board”) of the Company appointed Mr. O’Connell, who has been serving as the President, as Interim Chief Executive Officer of the Company. Prior to joining the Company, Mr. O’Connell most recently worked as Global Vice President of Marketing for Wright Medical Group N.V., as the leader for the Foot and Ankle division, from October 2013 until September 2016. Mr. O’Connell has been a director of Calmare Therapeutics Incorporated (formerly known as Competitive Technologies), a Delaware corporation, since January 2013, and served as President and Chief Executive Officer of Calmare from November 2012 through September 2013. Mr. O’Connell has 30 years of experience in the healthcare field and 20 years as a leader in the medical device arena. Prior to joining Calmare, Mr. O’Connell held executive positions for top global medical device and Fortune 500 companies. From 2008 to 2011, Mr. O’Connell served as President and Chief Executive Officer for the US Healthcare Division MedSurg for ITOCHU, a Japanese conglomerate, vice president of global marketing for Stryker Spine, and President of Carl Zeiss Surgical, the market leader in optical digital solutions for Neurosurgery, Spine, Ophthalmology, ENT and Dentistry.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Separation Agreement and General Release dated January 21, 2017 by and between Daniel S. Goldberger and Bacterin International, Inc., and Xtant Medical Holdings, Inc.
99.1	Press Release, dated January 23, 2017.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2017
XTANT MEDICAL HOLDINGS, INC.

	By:	/s/ Carl O’Connell
	Name:	Carl O’Connell
	Title:	Interim Chief Executive Officer

3